UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 6, 2015

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________________________

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 6, 2015, the United States District Court for the Southern District of California, issued an order preliminarily approving a proposed settlement by and among Maxwell Technologies Inc. (the "Company"), the plaintiffs, and all named individual defendants in the shareholder derivative action entitled In re Maxwell Technologies Inc., Derivative Litigation, No. 13-CV-966-BEN (RBB). If approved by the court, the release contained in the settlement would release the claims asserted in the above described action as well as those asserted in the related consolidated claims in California Superior Court for the County of San Diego, entitled Warsh v. Schramm, et al., Case No. 37-2013-00043884, and Neville v. Cortes, et al., Case No. 37-2013-00044911-CU-BT-CTL, and the related shareholder demand action under California Corporations Code Section 1601 dated November 13, 2013.
A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for March 16, 2015, at 10:30 a.m., before the Honorable Roger T. Benitez, Edward J. Schwarz United States Courthouse, Courtroom 5A, Suite 5135, 221 West Broadway, San Diego, CA 92101, 60604. Pursuant to the court's order, any objections to the settlement must be filed in writing with the court by no later than March 2, 2015. Additional information concerning the terms of the proposed settlement, the March 16, 2015 hearing, and the requirements for objections can be found in the Notice of Pendency and Settlement of Shareholder Derivative Actions, attached hereto as Exhibit 99.1. Also attached as Exhibit 99.2 is the Stipulation and Agreement of Settlement. This Form 8-K and the attachments are available on the Maxwell investor relations website at investors.maxwell.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Notice of Pendency and Settlement of Shareholder Derivative Actions
99.2	Stipulation and Agreement of Settlement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: January 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Settlement of Shareholder Derivative Actions
99.2	Stipulation and Agreement of Settlement